UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 12, 2016 (February 8, 2016)

DGSE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15850 Dallas Parkway, Suite 140

Dallas, Texas 75248

(Address of Principal Executive Offices) (Zip Code)

(972) 587-4049

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 8, 2016 and February 9, 2016, DGSE Companies, Inc. (“DGSE”), entered into Indemnification Agreements with DGSE’s executive officers and each member of DGSE’s Board of Directors.

Each Indemnification Agreement provides, among other things, and subject to the procedures set forth in the Indemnification Agreement: (i) that DGSE will indemnify the director party to the agreement, which we refer to as the “Indemnitee,” to the fullest extent permitted by law in the event the Indemnitee is or is threatened to be made a party to or with a participant in an action, suit or proceeding by reason of the fact that the Indemnitee is or was serving as one of DGSE’s executive officers or directors; (ii) that DGSE will advance expenses incurred by the Indemnitee in any such proceeding, including but not limited to reasonable attorney’s fees, to the Indemnitee in advance of the final disposition of the proceeding; (iii) that the rights of the Indemnitee under the Indemnification Agreement are in addition to any other rights the Indemnitee may have under any applicable law, DGSE’s Articles of Incorporation, Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise; and (iv) for certain exclusions from DGSE’s obligations under the agreement.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.1 to this report.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description of Exhibit
10.1	Form of Indemnification Agreement between DGSE Companies, Inc. and each executive officer and director of DGSE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC.
(Registrant)

Date: February 12, 2016	By:	/s/ MATTHEW M. PEAKES
Matthew M. Peakes
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Form of Indemnification Agreement between DGSE Companies, Inc. and each executive officer and director of DGSE.